UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2005

Partners Trust Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware 001-31277 75-2993918
(State or other jurisdiction (Commission (IRS Employer
of incorporation) File Number) Identification No.)

233 Genesee Street, Utica, New York 13501
(Address of principal executive offices)

Registrant's telephone number, including area code: (315) 768-3000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 22, 2005, Partners Trust Financial Group, Inc. (the "Company"), pursuant to Section 1(a) of the second amended and restated employment agreements dated April 29, 2004 with each of John A. Zawadzki, President and Chief Executive Officer, and Steven A. Covert, Executive Vice President, Chief Operating Officer and Chief Financial Officer, extended those employment agreements for an additional consecutive 12-month period. In addition, the Base Salary (as defined in Section 2(a) of the employment agreements) for Mr. Zawadzki was increased to $400,000, and the Base Salary for Mr. Covert was increased to $231,000.

Except as provided in the previous paragraph, the employment agreements otherwise remained in full force and effect. The employment agreements were filed with pre-effective amendment No. 1 to the Company's Registration Statement on Form S-1, filed with the Securities and Exchange Commission on May 7, 2004.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 PARTNERS TRUST FINANCIAL GROUP, INC.

 (Registrant)

 /s/ Steven A. Covert

 Steven A. Covert

 Executive Vice President, Chief Operating Officer and Chief Financial Officer

Date: March 24, 2005